                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         ADVANCED NUTRACEUTICALS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
                                NOT APPLICABLE
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     (2) Aggregate number of securities to which transaction applies:
                                NOT APPLICABLE
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                NOT APPLICABLE
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     (4) Proposed maximum aggregate value of transaction:
                                NOT APPLICABLE
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     (5) Total fee paid:
                                NOT APPLICABLE
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
                                NOT APPLICABLE
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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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                                Filer:  Advanced Nutraceuticals, Inc.
                                Pursuant to Rule 14a-12 under the
                                Securities Exchange Act of 1934
                                Subject Company: Advanced Nutraceuticals, Inc. Commission File No. 0-26362

On January 16, 2001, Advanced Nutraceuticals, Inc. issued the following press release:

                         ADVANCED NUTRACEUTICALS, INC.
              ANNOUNCES YEAR END - SEPTEMBER 30, 2000 RESULTS AND
              ----------------------------------------------------
                         POSSIBLE NASDAQ NMS DELISTING
                         -----------------------------

     HOUSTON, JANUARY 16, 2001 - Advanced Nutraceuticals, Inc (NASDAQ NMS:
ANII), announced today financial results for the year ended September 30, 2000.

     On December 29, 2000, ANI entered into a definitive agreement to sell NFLI. As a result of the pending sale, the network marketing operations of NFLI are treated as discontinued operations in the Company's financial statements. Under the discontinued operations presentation, all of the historical revenues and expenses relating to NFLI's network marketing business, are retroactively restated to present such revenues and expenses on a one line basis, net of any income tax implications. Assuming the completion of the sale, the Company's continuing business operations will consist of manufacturing of nutraceutical and pharmaceutical products by Bactolac Pharmaceutical, Inc and ASHCO.

     Net sales for the year ended September 30, 2000 were $16.1 million. No sales were reported for the 1999 year, due to the fact that the acquisitions of the continuing business segment were consummated during the first quarter of the fiscal year ended September 30, 2000. On a pro forma basis, assuming that the acquisitions had been consummated as of November 1, 1998, fiscal year 2000 sales would have totaled $18.8 million compared to $19.3 million for the fiscal year 1999. The reduction in pro forma sales was as a result of decreased sales at the ASHCO division. The management of ASHCO is aggressively pursuing additional new business at better margins to offset the sales reduction caused by the decision of Bayer to internally produce many of the products previously produced for Bayer by ASHCO. Bactolac Pharmaceutical Inc. recently moved into a new production facility located in Hauppauge New York. Bactolac, under the leadership of Dr. Reddy, continues to experience solid growth in sales and earnings. The Company reported a loss from continuing operations of approximately $34,000 ($ Nil per common share) compared to a net loss of approximately $628,000 ($.11 per common share) for the year ended September 30, 1999.

     Discontinued operations generated a loss of $4.0 million ($.52 per share) during the year ended September 30, 2000, compared with a loss of $220,000 ($.04 per share) during the year ended September 30, 1999. During the third quarter of the year ended September 30, 2000, the Company recorded a non-recurring charge associated with the discontinued segment, of approximately $2.0 million, related to the write down of certain outdated literature and sales aids inventory, audio production rights and certain foreign operations. Consolidated net loss for the year ended September 30, 2000 totaled $4.1 million ($.53 per share) compared to a consolidated net loss of $858,000 ($.15 per share) for the year ended
September 30, 1999.   Weighted average common shares outstanding for the year
ended September 30, 2000 were 7,713,750 compared to 5,808,595 for the year ended September 30, 1999.

     ANI additionally announced today that it has received a Nasdaq Staff Determination that the Company's common shares are subject to delisting from the Nasdaq National Market System for failure to comply with the minimum market value of public float of $5,000,000 and minimum bid price of $1.00 requirements. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel ("Panel") to review the Staff Determination. The Staff has advised the Company that the common shares will continue trading on Nasdaq pending the results of the appeal.

     As part of its appeal to Nasdaq, the Company plans to demonstrate that, as a result of a successful closing of the announced pending sale of NFLI, ANI would present itself as a Company in an improved financial condition. There can be no assurance that the Panel will grant the Company's request for continued listing. If the Company's request for continued listing is unsuccessful, the Company expects that its common shares would be quoted on either the "bulletin board" operated by Nasdaq or the "pink sheet" system.

     For a copy of the Company's Form 10-K please logon to www.SEC.gov.
                                                           -----------

     FOR ADDITIONAL INFO CALL JEFF MCGONEGAL AT 303/660-9583 OR GREG PUSEY AT 720/529-3550


================================================================================

This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). Such statements are those concerning the companies' merger plans and expectations for future operations. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the companies believe or anticipate will or may occur in the future are forward-looking statements. This includes completion of the proposed sale and other matters. These statements are based on certain assumptions made based on experience, expected future developments and other factors ANII believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Furthermore, ANII does not intend (and is not obligated) to update publicly any forward-looking statements.

SHAREHOLDERS OF ANII AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT IN CONNECTION WITH THE PROPOSED SALE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT ANII, THE SALE, THE PERSONS SOLICITING PROXIES IN THE SALE AND THEIR INTERESTS IN THE SALE AND RELATED MATTERS. The proxy statement will be filed with the SEC by ANII. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ANII with the SEC at the SEC's website at www.sec.gov. The proxy statement may also
                                     -----------
be obtained from ANII by directing such request to Advanced Nutraceuticals, Inc. at 9101 Jameel, Houston, Texas 77040, telephone (713) 460-1976.ANII, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from ANII's shareholders in connection with the Sale. Information regarding such persons and description of their interests in the Sale is contained in ANII's filing with the SEC under Rule 14a-12 on December 29, 2000.


                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

ANII, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from ANII's shareholders in connection with the proposed sale of NFLI (the "Sale"). The participants in such solicitation may include the directors of ANII: F. Wayne Ballenger, David P. Bertrand (President and CEO of NFLI), M. F. Florence, Jana Mitcham (Secretary and Executive Vice President and Secretary of NFLI), Gregory Pusey, Pailla M. Reddy and Neil M. Sirkin and the following executive officers of ANII and NFLI: John R. Brown, Jr. (Vice President-Finance and Treasurer), Jeffrey G. McGonegal (Senior Vice President - Finance). It is expected that Ms. Mitcham and Mr. Bertrand will continue to serve as officers of NFLI after the Sale and will become part equity owners in NFLI.